Exhibit 99.1

El Pollo Loco Board Of Directors Declares Special Dividend of $1.50 Per Share and Approves 20 Million Share Repurchase Program

COSTA MESA, Calif., October 11, 2022 (GLOBE NEWSWIRE) -- El Pollo Loco, Inc. (“El Pollo Loco” or “the Company”) (Nasdaq: LOCO), the nation’s leading fire-grilled chicken restaurant chain, today announced that the Board of Directors declared a special dividend of $1.50 per share on the common stock of the Company (“shares”). The special dividend is payable on November 9, 2022 to shareholders of record at the close of business on October 24, 2022.

Additionally, the Board of Directors has approved a new share repurchase program with authorization to purchase up to $20,000,000 of shares. The share repurchase program is effective immediately.

Michael Maselli, Chairman of the Company board of directors, commented, “This announcement underscores our Board’s confidence in our business and its dedication to stockholder value creation. Despite the challenges over the last couple of years we have continued to build our balance sheet and believe it is time to once again return capital to our shareholders reflecting our low leverage, asset light growth strategy and anticipated positive cash flow in the coming years. Based on these factors we are in a good position to declare this special dividend and initiate this buyback program.”

Shares may be repurchased from time to time on the open market, in block trades, or in privately negotiated transactions. The amount and timing of any shares repurchased under the program will be determined at the discretion of management and will depend on a number of factors, including the market price of the company’s stock, trading volume, general market and economic conditions, legal requirements, and other factors. The repurchase program will terminate on March 28, 2024, may be suspended or discontinued at any time and does not obligate the Company to acquire any particular number of shares.

About El Pollo Loco

El Pollo Loco (Nasdaq:LOCO) is the nation’s leading fire-grilled chicken restaurant chain renowned for its masterfully citrus-marinated, fire-grilled chicken and handcrafted entrees using fresh ingredients inspired by Mexican recipes. With over 480 company-owned and franchised restaurants in Arizona, California, Nevada, Texas, Utah and Louisiana, El Pollo Loco is expanding its presence in key markets through a combination of company and existing and new franchisee development. Visit us on our website at ElPolloLoco.com.

MEDIA CONTACT:

Rosie Herzog

Edible

EPLMedia@Edible-Inc.com

INVESTOR CONTACT:

Fitzhugh Taylor

ICR

Fitzhugh.taylor@icrinc.com

714-599-5200

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements discuss, among other things, our current expectations, intentions or beliefs relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements because they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms of similar meaning in connection with any discussion of the timing or nature of future business, operating or financial performance or other events. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those that we expected. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties that could cause outcomes to differ materially from our expectations. These factors include, but are not limited to, factors that may impact our financial results and performance generally, including the impact of the COVID-19 pandemic on our company, our employees, our customers, our partners, our industry and the economy as a whole, as well as our franchisees’ ability to maintain operations in their individual restaurants; our ability to open new restaurants in existing and new markets and to expand our franchise system, including difficulty in finding sites and in negotiating acceptable leases; our ability to compete successfully with other quick-service and fast casual restaurants; vulnerability to changes in consumer preferences and economic conditions; political and social factors, including regarding trade, immigration and customer preferences; vulnerability to conditions in the greater Los Angeles area; vulnerability to natural disasters given the geographic concentration and real estate intensive nature of our business; changes to food and supply costs, especially for chicken; social media and negative publicity, whether or not valid, and our ability to respond to an effectively manage the accelerated impact of social media; our ability to continue to expand our digital business, delivery orders and catering; and other risks set forth in our filings with the Securities and Exchange Commission from time to time, including under Item 1A, Risk Factors in our annual report on Form 10-K for the year ended December 29, 2021, which filings are available online at www.sec.gov. We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the ways that we expect. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.